Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports Strong First Quarter 2021 Operating Results
CHICAGO, April 29, 2021 — Kemper Corporation (NYSE: KMPR) reported net income of $123.2 million, or $1.85 per diluted share, for the first quarter of 2021, compared to $64.0 million, or $0.95 per diluted share, for the first quarter of 2020. In the first quarter of 2021, net income included a $41.2 million after-tax gain, or $0.62 per diluted share, attributable to the change in fair value of equity and convertible securities.
Adjusted Consolidated Net Operating Income1 was $87.2 million, or $1.31 per diluted share, for the first quarter of 2021, compared to $162.9 million, or $2.43 per diluted share, for the first quarter of 2020.
Highlights of the quarter include:
•Specialty P&C earned premiums increased 7% and policies-in-force (ex. Classic Car) grew ~2%, reflecting headwinds from continued state shut-downs early in the quarter impacting shopping behavior
•Underlying Specialty combined ratio was 94%, in line with 1Q’20 as miles driven and corresponding accident frequency are increasing
• Repurchased shares worth $47 million
• Kemper remains well positioned to support customers and grow long-term shareholder value

“I’m pleased to report that Kemper, despite some short-term headwinds, continued to deliver solid results and intrinsic value to our shareholders,” said Joseph P. Lacher, Jr., President and Chief Executive Officer. “This quarter, we continued to generate double-digit ROE and growth in tangible book value per share excluding fixed income unrealized gains and losses. Our Specialty Auto business continues to produce strong earnings, and although we saw impacts from slower state re-openings, our Specialty Auto business reported net operating income of $80 million, or 33% over the prior year quarter, with the top line increasing by 7%. The business remains well-positioned for attractive long-term growth and returns.”

“Further, since the beginning of the year, we have deployed roughly $500 million of capital through several actions. These demonstrate our thoughtful approach to capital deployment. Notable items include the repurchase of approximately $85 million in stock, the repayment of a $50 million term loan, an increase in our annual dividend to $1.24 per share, and the close of our acquisition of American Access. The strength of Kemper’s business model and our history of effective strategy execution positions us to navigate through the pandemic recovery. We feel confident that we will continue to meet the ongoing needs of our customers, as well as provide quality results and value creation for our stakeholders.”

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2021	Mar 31, 2020
Net Income	$123.2	$64.0
Adjusted Consolidated Net Operating Income (Loss) [1]	$87.2	$162.9

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(21.8)	$(4.6)

Diluted Net Income Per Share From:
Net Income	$1.85	$0.95
Adjusted Consolidated Net Operating Income (Loss) [1]	$1.31	$2.43

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.33)	$(0.07)
Capital
Total Shareholders’ Equity at the end of the quarter was $4,339.1 million, a decrease of $224.3 million, or 5 percent, since year-end 2020 primarily driven by a decrease in the valuation of our fixed income bond portfolio, cash dividends and repurchases of common stock, partially offset by net income. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $607.1 million, and the $400.0 million revolving credit agreement was undrawn.
During the first quarter of 2021, Kemper paid dividends of $21.0 million.
On February 23, 2021, Kemper announced that its Board of Directors declared a quarterly dividend of $0.31 per share.
Kemper ended the quarter with a book value per share of $66.74, a decrease of 4 percent from $69.74 at the end of 2020. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 was $60.00, up 2 percent from $58.67 at the end of 2020.
Revenues
Total revenues for the first quarter of 2021 increased $123.0 million, or 10.0 percent, to $1,352.0 million, compared to the first quarter of 2020, driven by $55.1 million of higher Specialty P&C earned premiums and a $170.0 million increase attributable to the change in fair value of equity and convertible securities. Specialty P&C earned premiums increased due primarily to higher premium volume. Net investment income increased $17.5 million to $103.1 million in the first quarter of 2021 due primarily to the continued recovery of Alternative Investments and higher levels of investments in fixed income securities, partially offset by lower yields on fixed income securities. Net realized investment gains were $13.8 million in the first quarter of 2021, compared to $16.5 million in the first quarter of 2020. Other income decreased from $90.3 million to $1.5 million in the first quarter of 2021. The first quarter of 2020 included a final judgment received by the Company in connection with an arbitration award against Computer Sciences Corporation.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2021	Mar 31, 2020
Segment Net Operating Income (Loss):
Specialty Property & Casualty Insurance	$80.1	$60.1
Preferred Property & Casualty Insurance	9.6	18.4
Life & Health Insurance	7.3	22.3
Total Segment Net Operating Income (Loss)	97.0	100.8
Corporate and Other Net Operating Income (Loss)	(9.8)	62.1
Adjusted Consolidated Net Operating Income (Loss) [1]	87.2	162.9
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	41.2	(93.1)
Net Realized Gains on Sales of Investments	10.9	13.0
Impairment Losses	(3.2)	(9.5)
Acquisition Related Transaction, Integration and Other Costs	(12.9)	(9.3)
Loss from Early Extinguishment of Debt	—	—
Net Income	$123.2	$64.0
The Specialty Property & Casualty Insurance segment reported net operating income of $80.1 million for the first quarter of 2021, compared to $60.1 million in the first quarter of 2020. Results improved due primarily to higher premium volume and an improvement in underlying losses and LAE. The segment’s Underlying Combined Ratio1 was 93.5 percent, compared to 93.9 percent in the first quarter of 2020.
The Preferred Property & Casualty Insurance segment reported net operating income of $9.6 million for the first quarter of 2021, compared to net operating income of $18.4 million in the first quarter of 2020. Results deteriorated due primarily to catastrophe losses and LAE (excluding loss and LAE reserve development), partially offset by an improvement in underlying losses and LAE. The Preferred Property & Casualty Insurance segment’s Underlying Combined Ratio1 improved 1.6 percentage points to 90.7 percent in the first quarter of 2021 due primarily to lower incurred losses and LAE as well as ongoing profit improvement actions.
The Life & Health Insurance segment reported net operating income of $7.3 million for the first quarter of 2021, compared to $22.3 million in the first quarter of 2020. Results deteriorated due primarily to an increase in COVID-related mortality, in line with country-wide trends.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2021 and 2020 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2021	Mar 31, 2020
Revenues:
Earned Premiums	$1,200.8	$1,166.4
Net Investment Income	103.1	85.6
Change in Value of Alternative Energy Partnership Investments[2]	(15.4)	—
Other Income	1.5	90.3
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	52.2	(117.8)
Net Realized Gains on Sales of Investments	13.8	16.5
Impairment Losses	(4.0)	(12.0)
Total Revenues	1,352.0	1,229.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	889.5	835.2
Insurance Expenses	283.7	271.6
Loss from Early Extinguishment of Debt	—	—
Interest and Other Expenses	57.2	44.5
Total Expenses	1,230.4	1,151.3
Income from before Income Taxes	121.6	77.7
Income Tax Expense	1.6	(13.7)
Net Income	$123.2	$64.0

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.88	$0.96
Diluted	$1.85	$0.95

Net Income Per Unrestricted Share:
Basic	$1.88	$0.96
Diluted	$1.85	$0.95

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	65,424.6	66,515.9
Unrestricted Shares and Equivalent Shares - Diluted	66,552.8	66,974.2

Dividends Paid to Shareholders Per Share	$0.31	$0.30

2The Alternative Energy Partnership Investments results are included as a pre-tax loss in the Change in Value of Alternative Energy Partnership Investments of $15.4 million and benefit in income tax expense of $28.6 million for a net income impact of $13.2 million.

Unaudited business segment revenues for the three months ended March 31, 2021 and 2020 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2021	Mar 31, 2020
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$785.4	$753.2
Commercial Automobile	92.2	69.3
Total Earned Premiums	877.6	822.5
Net Investment Income	35.0	28.8
Change in Value of Alternative Energy Partnership Investments	(7.3)	—
Other Income	0.9	0.9
Total Specialty Property & Casualty Insurance Revenues	906.2	852.2
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	103.0	114.9
Homeowners	50.8	56.8
Other Personal	8.4	9.2
Total Earned Premiums	162.2	180.9
Net Investment Income	15.9	9.7
Change in Value of Alternative Energy Partnership Investments	(4.1)	—
Total Preferred Property & Casualty Insurance Revenues	174.0	190.6
Life & Health Insurance:
Earned Premiums:
Life	98.1	97.2
Accident & Health	47.4	49.4
Property	15.5	16.4
Total Earned Premiums	161.0	163.0
Net Investment Income	51.1	51.0
Change in Value of Alternative Energy Partnership Investments	(4.0)	—
Other Income	0.1	0.1
Total Life & Health Insurance Revenues	208.2	214.1
Total Segment Revenues	1,288.4	1,256.9
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	52.2	(117.8)
Net Realized Gains on Sales of Investments	13.8	16.5
Impairment Losses	(4.0)	(12.0)
Other	1.6	85.4
Total Revenues	$1,352.0	$1,229.0

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Mar 31, 2021	Dec 31, 2020
Assets:
Investments:
Fixed Maturities at Fair Value	$7,479.4	$7,605.9
Equity Securities at Fair Value	897.4	858.5
Equity Securities at Modified Cost	36.0	40.1
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	219.2	204.0
Alternative Energy Partnership Investments	54.4	21.3
Convertible Securities at Fair Value	42.6	39.9
Short-term Investments at Cost which Approximates Fair Value	196.9	875.4
Other Investments	896.8	779.0
Total Investments	9,822.7	10,424.1
Cash	547.4	206.1
Receivables from Policyholders	1,260.9	1,194.5
Other Receivables	225.4	222.4
Deferred Policy Acquisition Costs	611.7	589.3
Goodwill	1,114.0	1,114.0
Current Income Tax Assets	65.6	15.6
Other Assets	556.0	575.9
Total Assets	$14,203.7	$14,341.9
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,541.6	$3,527.5
Property & Casualty	1,999.5	1,982.5
Total Insurance Reserves	5,541.1	5,510.0
Unearned Premiums	1,713.0	1,615.1
Policyholder Contract Liabilities	466.5	467.0
Deferred Income Tax Liabilities	227.6	285.7
Accrued Expenses and Other Liabilities	793.8	727.9
Debt at Amortized Cost	1,122.6	1,172.8
Total Liabilities	9,864.6	9,778.5
Shareholders’ Equity:
Common Stock	6.5	6.5
Paid-in Capital	1,802.1	1,805.2
Retained Earnings	2,140.0	2,071.2
Accumulated Other Comprehensive Income	390.5	680.5
Total Shareholders’ Equity	4,339.1	4,563.4
Total Liabilities and Shareholders’ Equity	$14,203.7	$14,341.9

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2021	Mar 31, 2020

Results of Operations
Net Premiums Written	$972.0	$911.2

Earned Premiums	$877.6	$822.5
Net Investment Income	35.0	28.8
Change in Value of Alternative Energy Partnership Investments	(7.3)	—
Other Income	0.9	0.9
Total Revenues	906.2	852.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	650.0	619.8
Catastrophe Losses and LAE	1.7	0.2
Prior Years:
Non-catastrophe Losses and LAE	(1.4)	5.3
Catastrophe Losses and LAE	0.4	0.2
Total Incurred Losses and LAE	650.7	625.5
Insurance Expenses	170.3	152.1
Other Expenses	—	(0.4)
Operating Income (Loss)	85.2	75.0
Income Tax Benefit (Expense)	(5.1)	(14.9)
Segment Net Operating Income (Loss)	$80.1	$60.1

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	74.1%	75.4%
Current Year Catastrophe Losses and LAE Ratio	0.2	—
Prior Years Non-catastrophe Losses and LAE Ratio	(0.2)	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	—
Total Incurred Loss and LAE Ratio	74.1	76.0
Insurance Expense Ratio	19.4	18.5
Combined Ratio	93.5%	94.5%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	74.1%	75.4%
Insurance Expense Ratio	19.4	18.5
Underlying Combined Ratio[1]	93.5%	93.9%

Non-GAAP Measure Reconciliation
Combined Ratio	93.5%	94.5%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.2	—
Prior Years Non-catastrophe Losses and LAE Ratio	(0.2)	0.6
Prior Years Catastrophe Losses and LAE Ratio	—	—
Underlying Combined Ratio[1]	93.5%	93.9%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2021	Mar 31, 2020

Results of Operations
Net Premiums Written	$154.4	$164.1

Earned Premiums	$162.2	$180.9
Net Investment Income	15.9	9.7
Change in Value of Alternative Energy Partnership Investments	(4.1)	—
Total Revenues	174.0	190.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	96.2	108.5
Catastrophe Losses and LAE	24.0	4.8
Prior Years:
Non-catastrophe Losses and LAE	0.1	(3.3)
Catastrophe Losses and LAE	(0.3)	(1.1)
Total Incurred Losses and LAE	120.0	108.9
Insurance Expenses	51.0	58.7
Operating Income (Loss)	3.0	23.0
Income Tax Benefit (Expense)	6.6	(4.6)
Segment Net Operating Income (Loss)	$9.6	$18.4

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	59.3%	59.9%
Current Year Catastrophe Losses and LAE Ratio	14.8	2.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	(0.6)
Total Incurred Loss and LAE Ratio	74.0	60.2
Insurance Expense Ratio	31.4	32.4
Combined Ratio	105.4%	92.6%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	59.3%	59.9%
Insurance Expense Ratio	31.4	32.4
Underlying Combined Ratio[1]	90.7%	92.3%

Non-GAAP Measure Reconciliation
Combined Ratio	105.4%	92.6%
Less:
Current Year Catastrophe Losses and LAE Ratio	14.8	2.7
Prior Years Non-catastrophe Losses and LAE Ratio	0.1	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	(0.6)
Underlying Combined Ratio[1]	90.7%	92.3%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2021	Mar 31, 2020
Results of Operations
Earned Premiums	$161.0	$163.0
Net Investment Income	51.1	51.0
Change in Value of Alternative Energy Partnership Investments	(4.0)	—
Other Income	0.1	0.1
Total Revenues	208.2	214.1
Policyholders’ Benefits and Incurred Losses and LAE	118.7	100.7
Insurance Expenses	90.3	86.9
Operating Income (Loss)	(0.8)	26.5
Income Tax Benefit (Expense)	8.1	(4.2)
Segment Net Operating Income (Loss)	$7.3	$22.3
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss) 1
Adjusted Consolidated Net Operating Income (Loss) 1 is an after-tax, non-GAAP financial measure computed by excluding from Net Income the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses, 4) acquisition related transaction, integration and other costs, 5) debt extinguishment, pension and other charges and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net Income.
Kemper believes that Adjusted Consolidated Net Operating Income (Loss) 1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and impairment losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Net Income to Adjusted Consolidated Net Operating Income (Loss) 1 for the three months ended March 31, 2021 and 2020 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2021	Mar 31, 2020
Net Income	$123.2	$64.0
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	41.2	(93.1)
Net Realized Gains on Sales of Investments	10.9	13.0
Impairment Losses	(3.2)	(9.5)
Acquisition Related Transaction, Integration and Other Costs	(12.9)	(9.3)
Adjusted Consolidated Net Operating Income (Loss) [1]	$87.2	$162.9
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) 1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income.
A reconciliation of Diluted Net Income to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three months ended March 31, 2021 and 2020 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2021	Mar 31, 2020
Diluted Net Income	$1.85	$0.95
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	0.62	(1.39)
Net Realized Gains on Sales of Investments	0.16	0.19
Impairment Losses	(0.05)	(0.14)
Acquisition Related Transaction, Integration and Other Costs	(0.19)	(0.14)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$1.31	$2.43
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at March 31, 2021 and December 31, 2020 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2021	Dec 31, 2020
Shareholders’ Equity	$4,339.1	$4,563.4
Net Unrealized Gains on Fixed Maturities	438.0	724.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,901.1	$3,839.4
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the Underlying Combined Ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The Underlying Combined Ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2021 results in a conference call on Thursday, April 29th, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2021, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With $14.2 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.3 million policies, is represented by more than 30,000 agents and brokers, and has over 9,500 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at the Company’s website, kemper.com.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Patrick	312.661.4803 or cpatrick@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com